UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2024 (December 23, 2024)

RAPHAEL PHARMACEUTICAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53002	26-0204284
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Lui Paster Tel Aviv-Jaffa, Israel	6803605
(Address of Principal Executive Offices)	(Zip Code)

+972 52 775 5072

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On December 23, 2024, Raphael Pharmaceutical Inc. (“Raphael” or the “Company”) received clinical study results after a successful completion of a proof-of-concept clinical study (the “Study”), evaluating the efficacy of the Company’s Cannabinoid based formula (“Raphael’s Formula”) in patients with active Rheumatoid Arthritis (“RA”). The single-group Study was managed by MindMate, Inc./ dba Citruslabs (“Citruslabs”) and conducted in Santa Monica, California, United States, under Institutional Review Board (“IRB”) approval, in compliance with the United States Food and Drug Administration (the “FDA”) regulations and in accordance with applicable industry standards and regulations.

The Study evaluated the impact of Raphael’s Formula on RA related health outcomes in 12 adult participants, each of whom used 0.5 mL Raphael’s Formula product daily at home over an 8-week period, completed questionnaires and attended their local Quest Diagnostics Center for blood biomarker testing at designated intervals. According to the Study results, the questionnaires results demonstrated significant improvement in certain health parameters, including pain levels, sleep quality and overall well-being, with certain parameters remaining significantly improved through the end of the Study.

The key findings from the Study results included a reduction in the Disease Activity Score (a comprehensive metric assessing RA disease activity) (“DAS28”) by 19.2%, reflecting a total decrease from high to moderate disease activity. A low DAS28 score indicates reduced disease activity and is a key goal in RA management. Additionally, the percentage of participants classified according to disease activity was evaluated and the findings included an increase in the percentage of participants classified as in remission from 0% at baseline to 16.67% at week 8, an increase in the percentage of participants classified as having low disease activity from 8.33% to 16.67% and a decreased in the percentage of participants classified as having high disease activity from 66.67% at baseline to 41.67% at week 8.

The Study results also showed an improvement in health-related parameters, as evaluated through the questionnaires. For example, pain levels dropped from 75% participants reporting a negative result to 50% in week 8 and morning stiffness showed a notable reduction from 75% participants reporting such symptom at baseline to 41.67% at week 8.

Additionally, participant perceptions were highly positive, with approximately 83.3% of participants willing to continue using the product and approximately 91.7% of participants indicating they would recommend Raphael’s Formula to others with RA.

Although blood biomarker analysis revealed no statically significant changes, overall findings of the Study emphasize the clinical potential of Raphael’s cannabinoid-based formula and suggest that it may have beneficial effects on symptom management and overall well-being for individuals with RA.

Cautionary Note Concerning Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and federal securities laws. For example, forward-looking statements are being used when the Company discusses: the results of the Study, including the beneficial support to individuals with RA that Raphael’s Formula may provide, including with respect to quality of life for individuals with RA; the overall impact and outcomes that Raphael’s Cannabinoid based formula has on patients with RA and health-related parameters; the impact of Raphael’s Formula on the DAS28 score; the impact of Raphael’s Formula on the percentage of participants classified according to disease activity; the impact of Raphael’s Formula on blood biomarkers; and the participants’ overall reception of Raphael’s Formula, including their willingness to continue using Raphael’s Formula product and their willingness to recommend it to other individuals with RA. These forward-looking statements and their implications are based on the Study (clinical trial) No. RA20441, the current expectations of the management of the Company and the scientific team of Company, and supported by findings which were discovered through comprehensive research, pre-clinical studies, experiments using mouse models and clinical trials on human cells in Rambam Medical Campus in Haifa, Israel and in a clinical trial in the United States. These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: changes in market requirements; the Company’s products may not be approved by regulatory agencies; unforeseen scientific difficulties may develop with respect to the Company’s efforts; and changes in law or regulation. In addition, historic results of scientific research do not guarantee that the conclusions of future research would not suggest different conclusions or that historic results would not be interpreted differently in light of additional research or otherwise. Except as otherwise required by law, the registrant undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. For a more detailed description of the risks and uncertainties affecting the registrant, reference is made to the Company’s reports filed from time to time with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPHAEL PHARMACEUTICAL INC.

By:	/s/ Shlomo Pilo
Name:	Shlomo Pilo
Title:	Chief Executive Officer

Date: December 30, 2024

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